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                                                                    Exhibit 99.2



[CREDIT ACCEPTANCE LOGO]



                                                        SILVER TRIANGLE BUILDING
                                       25505 WEST TWELVE MILE ROAD -  SUITE 3000
                                                       SOUTHFIELD, MI 48034-8339
                                                                  (248) 353-2700
                                                        WWW.CREDITACCEPTANCE.COM

                                  NEWS RELEASE

FOR IMMEDIATE RELEASE                                         DATE: JUNE 3, 2003



                                 INVESTOR RELATIONS:   DOUGLAS W. BUSK
                                                       CHIEF FINANCIAL OFFICER
                                                       (248) 353-2700 EXT. 432
                                                       IR@CREDITACCEPTANCE.COM


                                      NASDAQ SYMBOL:   CACC

                           CREDIT ACCEPTANCE ANNOUNCES
                   $100 MILLION ASSET-BACKED BOND TRANSACTION

SOUTHFIELD, MICHIGAN - JUNE 3, 2003 - CREDIT ACCEPTANCE CORPORATION (NASDAQ:CACC) Credit Acceptance announced today that it is preparing to engage in a $100 million asset-backed bond transaction in June 2003. The bonds would be offered and sold solely to qualified institutional buyers in reliance on rule 144A of the Securities Act of 1933. The Company's prior eight asset-backed transactions were financed through multi-asset conduits owned by commercial banks. The collateral for the financing will consist of assets originated in the United States. If the transaction is completed, the proceeds will be used to reduce amounts outstanding under the Company's line of credit. The bonds will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

This news release does not and will not constitute an offer to sell or the solicitation of an offer to buy the bonds. This news release is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933.

Description of Credit Acceptance Corporation

Credit Acceptance is a financial services company specializing in products and services for a network of automobile dealer-partners. Credit Acceptance is publicly traded on NASDAQ under the symbol CACC. For more information, visit www.creditacceptance.com.